Exhibit 99.1

Bed Bath & Beyond Inc. and 1-800-FLOWERS.COM, INC. Enter into Settlement Agreement to Complete Sale of PersonalizationMall.com
UNION, N.J. and CARLE PLACE, N.Y., July 21, 2020 -- Bed Bath & Beyond Inc. (Nasdaq: BBBY) and 1-800-FLOWERS.COM, Inc. (Nasdaq: FLWS) today announced that the companies have entered into a settlement agreement with respect to the litigation relating to the previously announced sale of PersonalizationMall.com.
As part of this agreement, 1-800-FLOWERS.COM has agreed to move forward with its purchase of PersonalizationMall.com from Bed Bath & Beyond for $245 million, subject to certain working capital and other adjustments. The companies anticipate the transaction to close on or before August 3, 2020, subject to customary closing requirements. The closing of the transaction is not subject to any regulatory or financing conditions.
Upon close of the transaction, Bed Bath & Beyond will withdraw its existing litigation against 1-800-FLOWERS.COM and 800-FLOWERS, INC. related to the purchase agreement previously announced on February 18, 2020.
Advisors to Bed Bath & Beyond on this transaction include Goldman Sachs & Co LLC and Proskauer Rose LLP.
Advisors to 1-800-FLOWERS.COM on this transaction include Citigroup Global Markets, Inc. and Cahill Gordon & Reindel LLP.
About 1-800-FLOWERS.COM, INC.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help customers express, connect and celebrate. The Company’s Celebrations Ecosystem features our all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, Shari’s Berries®, FruitBouquets.com®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery℠, Personalization Universe®, Simply Chocolate®, and Goodsey®. We also offer top-quality steaks and chops from Stock Yards®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral wire service providing a broad-range of products and services designed to help professional florists grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; and DesignPac Gifts, LLC, a manufacturer of gift baskets and towers.1-800-FLOWERS.COM, Inc. was recognized as the 2019 Mid-Market Company of the Year by CEO Connection. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

About Bed Bath & Beyond

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home.  The Company sells a wide assortment of domestic merchandise and home furnishings.  The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries.  Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.
Forward Looking Statements
This press release contains forward-looking statements, including, but not limited to, the closing of the sale of PersonalizationMall.com and the timing thereof. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Actual results may differ materially from those expressed in any such forward-looking statements as a result of many factors, including those specified above.  Neither Bed Bath & Beyond Inc. nor 1-800-FLOWERS.COM, Inc. undertakes any obligation to update any such forward-looking statements.
Media Contacts

1-800-FLOWERS.COM, Inc.
Kathleen Waugh
(516) 237-6028
kwaugh@1800flowers.com
Bed Bath & Beyond Inc.
Dominic Pendry
(908) 855-4202
dominic.pendry@bedbath.com

Investor Contacts
1-800-FLOWERS.COM, Inc.
Joseph D. Pititto
(516) 902-1232
jpititto@1800flowers.com

Bed Bath & Beyond Inc.
Janet M. Barth,
(908) 613-5820
 IR@bedbath.com